UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005 (February 23, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     (i)     Effective February 23, 2005, the Organization, Compensation and Governance Committee of the Board of Directors of Crompton Corporation (the "ORG Committee") has approved the adoption of the Crompton Corporation Supplemental Savings Plan ("Savings Plan"). The Savings Plan will provide eligible employees with deferred compensation and benefits substantially equivalent to those they would have received under qualified plans of Crompton in which they participate, in the absence of certain limitations on contributions and benefits imposed under the Internal Revenue Code of 1986. Accounts under the Savings Plan are intended to be invested under a Rabbi Trust and funds accumulated under the Savings Plan will be used to provide benefits payable to the employee upon his or her retirement, death, disability, or termination of employment. Participation in the Savings Plan will be limited to various key management personnel. The Savings Plan will be effective as of January 1, 2005. A copy of the Savings Plan is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

     (ii)     Effective February 23, 2005, the ORG Committee has approved the adoption of the 2005 Crompton Corporation Management Incentive Program ("MIP Program"). The MIP Program will provide a bonus payout in 2006 based upon individual and Crompton performance during the 2005 fiscal year. The MIP Program provides for payments based upon Crompton achieving certain financial goals that vary for the MIP Program participants. The MIP Program also provides for a threshold level of Crompton performance, below which no MIP Award will be paid. Participation in the MIP Program will be limited to various key management personnel. A copy of the MIP Program is attached hereto as Exhibit 10.2 and is herein incorporated by reference.

             In 2004, Crompton did not fully meet certain financial and non-financial goals established under the 2004 Crompton Corporation Management Incentive Program ("2004 MIP Program"). After consideration, the ORG Committee determined that bonus payments be made under the 2004 MIP Program under a reduced bonus pool of sixty-five (65%) percent of the original target bonus pool, the amount of award to be paid to each eligible recipient to be determined after considering such recipient's individual performance and/or attributed business results, as established at the direction of the CEO and the ORG Committee. In making its determination, the ORG Committee considered the accomplishments of the new management team including the debt refinancing, improvement in business performance despite external factors which negatively impacted earnings, including significant higher raw material costs and higher interest expense, the restructuring of the business portfolio and the resolution of various legal issues relating to antitrust matters. The ORG Committee also considered the increase in stockholder value of more than $500 million during 2004.

     (iii)     Effective February 23, 2005, the ORG Committee has approved the adoption of the 2005-2007 Crompton Corporation Long-Term Incentive Program ("LTIP Program"). The LTIP Program will initially award shares of restricted stock to various key management personnel. The restrictions on the shares of restricted stock will be lifted, either in whole or in part, in the event the stock attains certain price milestones during the three-year cycle. Share awards for milestones achieved during 2005 and 2006 will become vested and paid out on February 1, 2007; share awards for milestones achieved during 2007 will become vested and paid out on February 1, 2008. A copy of the LTIP Program is attached hereto as Exhibit 10.3 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

     (c)     Exhibits

Exhibit Number	Exhibit Description
10.1	Crompton Corporation Supplemental Savings Plan, effective January 1, 2005
10.2	2005 Crompton Corporation Management Incentive Program
10.3	2005-2007 Crompton Corporation Long-Term Incentive Program

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: February 28, 2005

Exhibit Index

Exhibit Number 10.1	Exhibit Description Crompton Corporation Supplemental Savings Plan, effective January 1, 2005
10.2	2005 Crompton Corporation Management Incentive Program
10.3	2005-2007 Crompton Corporation Long-Term Incentive Program